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                                   EXHIBIT 21

                         IBT Bancorp, Inc. Subsidiaries

                                                    Subsidiary Ownership %              IBT Bancorp Ownership %
                                                    ----------------------              -----------------------
-  Isabella Bank and Trust                                     -                                  100%
   -  IB&T Mortgage Company                                  100%                                   -
   -  FSB Mortgage Company                                   100%                                   -
-  IBT Title and Insurance Agency                              -                                  100%
   -  LTI, LLC                                                50%                                   -
   -  Pere Marquette Abstract and Title
      Agency, LLC                                             50%                                   -
-  Financial Group Information Services                        -                                  100%
-  IB&T Employee Leasing, LLC                                  -                                   79%
-  IBT Personnel, LLC                                          -                                   79%
-  Pioneer Mortgage, LLC                                                                          100%

                                  Exhibit 21 - 1